Exhibit 99.1

bioAffinity Technologies’ Quarterly CyPath® Lung Sales Double to New Record as Commercial Momentum Continues

CyPath® Lung sales volume for Q2 2026 grows more than 200% year-over-year and 30% over record-breaking prior quarter

Growth in Q2 driven by increasing utilization among existing clients and 155% increase in physician offices ordering CyPath® Lung as compared to Q2 2025

SAN ANTONIO, Texas – July 7, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company focused on the need for noninvasive, accurate tests for the detection of early-stage lung cancer and other lung diseases, today announced continued acceleration in commercial sales for CyPath® Lung, its noninvasive lung cancer diagnostic, with more than 200% growth year-over-year.

The number of tests sold in the second quarter of 2026 represents an increase of more than 30% over the first quarter of 2026 and more than 200% compared with the second quarter of 2025.

“We are at the forefront of a positive change in clinical practice. We believe it is the result of expanding physician familiarity and accumulating clinical evidence as more patients are evaluated with CyPath® Lung and benefit from CyPath® Lung-guided care,” said Maria Zannes, President and Chief Executive Officer of bioAffinity Technologies. “The most encouraging trend goes beyond onboarding new practices — the fact is, physicians who try CyPath® Lung appreciate its benefits and continue to use it. Repeat utilization suggests the test is becoming part of routine clinical decision-making for patients with indeterminate pulmonary nodules.”

The Company has now performed nearly 3,000 CyPath® Lung tests since commercial launch, reflecting growing physician adoption across pulmonology practices, lung nodule clinics, academic and community medical centers, and Veterans Affairs (VA) facilities. bioAffinity Technologies is executing a commercial strategy focused on increasing utilization of CyPath® Lung among existing clients, expanding its sales footprint in existing markets, strategically entering new markets, and building lasting relationships with physicians.

“The number of patients diagnosed with indeterminate pulmonary nodules is expected to grow significantly over the next several years with expanded lung cancer screening and incidental findings from other procedures,” said Gordon Downie, MD, PhD, Chief Medical Officer of bioAffinity Technologies. “The challenge is determining which patients require immediate invasive evaluation and which can be safely monitored. CyPath® Lung is designed to provide clinicians with an objective, noninvasive tool that complements imaging and helps them make more informed decisions while reducing unnecessary procedures and patient anxiety.”

In published patient case studies, CyPath® Lung has helped detect lung cancer at curative Stage 1A when risk stratification guidelines and other adjunct tests indicated low risk. Conversely, a negative CyPath® Lung result has spared patients with significant comorbidities from invasive, often risky procedures. In a recent interview, a CyPath® Lung patient describes the emotional impact of discovering a pulmonary nodule and explains why she appreciated having a noninvasive testing option. “I was petrified. I was scared to death,” she recalls. “I was so thankful that CyPath® Lung was something that I could do that was noninvasive…I just want to shout it from the rafters.”

bioAffinity Technologies is advancing multiple initiatives that the Company believes will further expand the clinical impact of its proprietary technology platform. These include a large-scale longitudinal clinical study designed to generate additional validation data for CyPath® Lung, expansion into oncology by using CyPath® Lung to monitor lung cancer survivors after treatment, and an R&D pipeline that includes diagnostic tests for asthma and COPD that are designed to help guide personalized treatment with targeted therapies.

“We are building on the success of CyPath® Lung to develop noninvasive tests designed to ensure asthma and COPD patients are matched with the most effective treatment for their type of lung disease,” Dr. Downie said. “We continue to develop our automated flow cytometry platform that supports an expanding number of diagnostic tests that we believe can lead to improved lung health for millions of people.”

The Company expects to report its financial results for the second quarter of 2026 in August.

About CyPath® Lung

CyPath® Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath® Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath® Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath® Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath® Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully commercialize CyPath® Lung, risks related to the regulatory environment for laboratory developed tests and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com

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